UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, As Amended

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TAYLOR CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Taylor Capital Group, Inc., a Delaware corporation, to be held at 9:00 a.m. central time on Thursday, June 17, 2004, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

The matters to be considered at the meeting are described in the accompanying proxy statement. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. On behalf of our Board of Directors, I urge you to please complete, sign, date and return the enclosed proxy card in the enclosed stamped envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote will be counted, if, for any reason, you are unable to attend.

We look forward to seeing you at the 2004 Annual Meeting of Stockholders.

Sincerely,

Jeffrey W. Taylor

Chairman

May 5, 2004

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2004 Annual Meeting of Stockholders of Taylor Capital Group, Inc. will be held at the Standard Club, 320 South Plymouth Court, Chicago, Illinois on Thursday, June 17, 2004, at 9:00 a.m. central time for the following purposes:

1. To elect three (3) directors to our Board of Directors to serve for a term of three (3) years and until their respective successors are elected and qualified;

2. To elect one (1) Preferred Director to our Board of Directors to serve for a term of one (1) year and until her successor is elected and qualified; and

3. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 28, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the 2004 Annual Meeting. Ten days prior to the 2004 Annual Meeting of Stockholders, a list of all stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at our office in Rosemont, Illinois.

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

Jeffrey W. Taylor

Chairman

May 5, 2004

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

General Information

This proxy statement is furnished on or about May 7, 2004 to stockholders of Taylor Capital Group, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. central time on Thursday, June 17, 2004, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

The cost of soliciting proxies will be borne by us. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock and preferred stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by us by mail or by personal interview, telephone and telegraph by our directors, officers and other employees, who will receive no additional compensation for their services.

Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to Jeffrey W. Taylor, Chief Executive Officer of our company, at our executive offices at 9550 West Higgins Road, Rosemont, Illinois 60018, or by attending the meeting and voting in person.

At the close of business on April 1, 2004, there were 9,497,789 shares of our common stock outstanding and entitled to vote at the meeting and 1,530,000 shares of our 9.0% Noncumulative Perpetual Preferred Stock, Series A, outstanding and entitled to vote at the meeting. Only stockholders of record on April 28, 2004, will be entitled to vote at the meeting, and each share will have one vote. Holders of our 9.0% Noncumulative Perpetual Preferred Stock, Series A, are entitled to elect the Preferred Director (defined below), but are not entitled to vote on any other matters at the Annual Meeting except adjournment or postponement.

Voting Information

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions and the broker does not have discretionary authority to vote on a particular matter, your shares will constitute broker non-votes for that matter. Directions to withhold authority to vote for any director, abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present.

Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned or postponed.

At the Annual Meeting, votes will be counted by written ballot. The election of our Board of Directors’ nominees for directors will require the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of such directors. As a result, withholding your authority to vote for any nominee, abstentions and broker non-votes will not affect the outcome of the election. You will not be permitted to cumulate your votes in the election of directors.

Approval of any other business which may properly come before the Annual Meeting, or any adjournments or postponements thereof, generally will require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon. Generally, in the case of such other business, under Delaware law and our certificate of incorporation and bylaws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote “For,” “Against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast “For” each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “Against” the matter. Broker non-votes are counted as present, but will have the effect of reducing the number of shares considered present and entitled to vote on the matter.

A stockholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees, or (iii) withhold authority to vote with respect to any nominee, by so indicating in the appropriate space on the proxy card.

Proxies properly executed and received by us prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting, or any adjournments or postponements thereof. In the absence of specific direction from a stockholder, proxies will be voted for the election of all named director nominees. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum at the meeting, or any adjournments or postponements thereof.

If your shares are held in a stock brokerage account or by a bank or other nominee (sometimes referred to as being held in “street name”), you are considered the beneficial owner of those shares. Your broker, bank or other nominee is considered the stockholder of record of those shares and is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not directly vote those shares unless you obtain a signed proxy from the record holder giving you the right to do so. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven persons and will consist of eleven persons following the Annual Meeting, assuming the election of all of the nominees to our Board of Directors. With the exception of the Preferred Director discussed below, the terms of office of the members of our Board of Directors are divided into three classes, each of the members of which will serve for a staggered three-year term.

The terms of the Class II directors are set to expire at the Annual Meeting. Therefore, each of Edward T. McGowan, Shepherd G. Pryor, IV and Mark L. Yeager has been nominated as a Class II director to be elected at the Annual Meeting. Each of the nominees, if elected, will serve for three years until the 2007 Annual Meeting of Stockholders and until a successor has been elected and qualified. The current Class III and I directors will continue in office until the 2005 and 2006 Annual Meetings of Stockholders, respectively, and until their successors have been elected and qualified.

Each of the Class II director nominees will be elected by the affirmative vote of a plurality of the shares entitled to vote in the election of directors. As of April 1, 2004, members of the Taylor family and their affiliates, who are all party to a voting trust agreement, owned 55.9% of our outstanding common stock. The Taylor family has advised the company that it will vote in favor of the election of each of the nominees. As a result, the nominees will be elected regardless of the votes of the other stockholders.

Pursuant to our amended and restated certificate of incorporation, holders of our 9.0% Noncumulative Perpetual Preferred Stock, Series A, voting separately as a class, are entitled to elect one director each year, or in the event we fail to declare and pay dividends for any six consecutive or nonconsecutive quarters, two directors (the “Preferred Director” or “Preferred Directors”). Holders of our 9.0% Noncumulative Perpetual Preferred Stock, Series A, are not entitled to vote on any other matters at the Annual Meeting except adjournment or postponement. Adelyn Leander has been nominated as the Preferred Director to be elected at the Annual Meeting. If elected, Ms. Leander will serve for one year until the 2005 Annual Meeting of Stockholders and until a successor has been elected and qualified.

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

Nominees for Directors

The names of the persons nominated for election as directors of our company, together with certain information concerning the nominees, are set forth below:

Class II—Directors to be Elected at the 2004 Annual Meeting:

Name	Age	Position With Company
Edward T. McGowan	67	Director
Shepherd G. Pryor, IV	57	Director
Mark L. Yeager	54	Director

Edward T. McGowan has served as a director of our company since its inception in 1997 and as a director of Cole Taylor Bank (the “Bank”), a wholly-owned subsidiary of our company, since 1984. Since 1963, Mr. McGowan has been President of Edon Construction Co., Inc., a carpentry contractor. He also serves as Secretary and Treasurer of Dremco, Inc., a real estate developer.

Shepherd G. Pryor IV has been a director of our company, and a member of the Audit and Examining Committee of our Board of Directors, since September 2003. Mr. Pryor is an independent management consultant with his own firm, Shepherd G. Pryor IV Management Consulting, and provides services to boards of directors through Board Resources, a division of TeamWork Technologies. Mr. Pryor serves on the board of directors of HCI Direct, Inc., a manufacturer and direct response marketer, and is lead director of the board of Archibald Candy Corporation, a manufacturer and retailer. Mr. Pryor also served on the board of directors of Petrolane, Inc., a propane distributor and retailer, until its sale to Amerigas. Mr. Pryor is a member of the National Association of Corporate Directors and a NASD arbitrator. Mr. Pryor is a founding board member and current president of the Music Arts School in Highland Park and a founding member of Resurrection Home Health Foundation. In addition, Mr. Pryor serves as a faculty member at Keller Graduate School of Management.

Mark L. Yeager has served as a director of our company since its inception in 1997. Since 1981, Mr. Yeager has been a Partner with the law firm of McDermott, Will & Emery.

Preferred Director—Director to be Elected at the 2004 Annual Meeting:

Name	Age	Position With Company
Adelyn Leander	73	Director

Adelyn Leander has served as a director of our company since its inception in 1997, and as a member of the Compensation Committee of our Board of Directors since 1997. Ms. Leander was formerly a director of Cole Taylor Financial Group (“CTFG”) from August 1995 until February 1997. Ms. Leander retired in August 1996 as the President of the Institute of European and Asian Studies. From 1988 to 1992, Ms. Leander was Senior Vice-President and Director of Human Resources for First Colonial Bankshares Corporation, a holding company for sixteen banks and three non-bank subsidiaries located in the greater metropolitan Chicago area.

Members of the Board of Directors Continuing in Office

Class I—Directors Serving Until 2006 Annual Meeting:

Name	Age	Position With Company
Jeffrey W. Taylor	51	Chairman of the Board of Directors, Chief Executive Officer and Director
Melvin E. Pearl	68	Director
Richard W. Tinberg	53	Director

Jeffrey W. Taylor has served as Chairman of the Board, Chief Executive Officer and a director of our company since its inception in 1997 and Chairman of the Bank since 1994. Mr. Taylor served as a director of CTFG from its inception in 1984 until February 1997. From February 1994 until February 1997, Mr. Taylor served as Chairman and Chief Executive Officer of CTFG. From 1990 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and Chairman and Chief Executive Officer of the Bank. Mr. Taylor served as Vice Chairman of Banking Strategy from April 1990 until the end of 1990. Mr. Taylor began his career with the Bank in 1978 as Associate General Counsel and has held several management positions with the Bank since that time. Mr. Taylor is the brother of Bruce W. Taylor and Cindy Taylor Bleil.

Melvin E. Pearl has served as a director of our company since its inception in 1997, and as Chairman of the Compensation Committee since 1997. Mr. Pearl was formerly a director of CTFG from its inception in 1984 until February 1997. Mr. Pearl has been a Partner with the law firm of Katten Muchin Zavis Rosenman since 1974.

Richard W. Tinberg has served as a director of our company since its inception in 1997. He has served as a member of our Compensation Committee since 1997 and as Chairman of our Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997. Mr. Tinberg was formerly a director of CTFG from 1995 until February 1997. Since 1985, Mr. Tinberg has been the President and Chief Executive Officer of the Bradford Group, a group of organizations engaged in the development and marketing of collectibles. Mr. Tinberg has also served as the Chief Executive Officer of Hammacher Schlemmer & Company, which specializes in the marketing of innovative products and gifts, since 1985.

Class III—Directors Serving Until 2005 Annual Meeting:

Name	Age	Position With Company
Bruce W. Taylor	48	President, Chief Financial Officer and Director
Cindy Taylor Bleil	47	Director
Ronald Bliwas	61	Director
Ronald D. Emanuel	57	Director

Bruce W. Taylor has served as President and as a director of our company since its inception in 1997 and President and Chief Executive Officer of the Bank since 1994. He also has served as Chief Financial Officer of our company and the Bank since March 2004. Mr. Taylor served as a director of CTFG from its inception in 1984 until 1997. From 1994 until 1997, Mr. Taylor served as President of CTFG in addition to President and Chief Executive Officer of the Bank. From 1991 to February 1994, Mr. Taylor served as Vice Chairman of CTFG and President and Chief Operating Officer of the Bank. Mr. Taylor began working for Cole Taylor Bank in 1979 and has held several management positions with the Bank since that time. Mr. Taylor is the brother of Jeffrey W. Taylor and Cindy Taylor Bleil.

Cindy Taylor Bleil has served as a director of our company since its inception in 1997. Ms. Bleil is active in civic and charitable organizations and is a private investor. Ms. Bleil is the sister of Jeffrey W. Taylor and Bruce W. Taylor.

Ronald L. Bliwas was elected as a director of our company effective April 1, 2004. Mr. Bliwas is the President and Chief Executive Officer of A. Eicoff & Company, a leading Chicago advertising agency that specializes in broadcast advertising and is a division of Ogilvy & Mather. Mr. Bliwas also serves as a director of the University of Arizona National Board of Advisors, the Friends of Prentice Women’s Hospital & Maternity Center of Northwestern Memorial Hospital Foundation, the Illinois Institute of Technology Board of Directors and on the executive committee of the Board of Directors of the Direct Marketing Association.

Ronald D. Emanuel has served as a director of our company since its inception in 1997, and as a member of the Audit and Examining Committee (including the prior joint committee for our company and the Bank) since 1997. Since 1979, Mr. Emanuel has been President of ATI Carriage House, Inc., a retail furniture distributor.

Board Committees

Our Board of Directors has established an Audit and Examining Committee and a Compensation Committee, each of which reports to the Board. The company is a “controlled company” within the NASDAQ corporate governance rules due to the voting power held by the Taylor family and their affiliates. As a controlled company, the company is exempt from certain NASDAQ corporate governance rules, including the requirement that nominees for election of director be selected by a nominating committee.

The Audit and Examining Committee of our Board consists of Mr. Tinberg, Mr. Pryor and Mr. Emanuel. The Audit and Examining Committee’s primary duties and responsibilities are to (1) monitor the integrity of our company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) monitor the independence and performance of our company’s independent external auditors and internal audit department, (3) act as an oversight committee on audit and control matters, (4) provide an avenue of communication among the internal audit department, independent external auditors, management and the Board of Directors, (5) encourage management to take an aggressive approach toward resolving matters that require attention as defined by the Committee, and (6) maintain minutes of meetings and report the substance of the meetings and make appropriate recommendations to the Board of Directors as necessary. Our Board of Directors has determined, in its business judgment, that all of the members of the Audit and Examining Committee meet the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq National Market. The Board of Directors has designated each of Mr. Tinberg and Mr. Pryor as an “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. During 2003, the Audit and Examining Committee met nine times. Each member of the Audit and Examining Committee attended all meetings during his term of office, with the exception of Mr. Emanuel, who was unable to attend two meetings.

The Compensation Committee of our Board consists of Mr. Pearl, Mr. Tinberg and Ms. Leander. The Compensation Committee’s primary responsibilities include (1) reviewing and making recommendations to our Board of Directors on executive officers’ and key employees’ salaries and bonuses, and (2) overseeing the administration of our employee benefit plans. The Compensation Committee met five times during 2003. Each member of the Compensation Committee attended all meetings during his or her term of office.

We do not have a standing nominating committee. Our entire Board of Directors participates in the consideration of director nominees. In nominating directors, our Board considers a variety of factors, including whether an individual has experience as a senior executive of a company in the banking industry or at a publicly-traded corporation, experience in the management or leadership of a substantial private business enterprise or such other professional experience as our Board of Directors determines shall qualify an individual for Board service. Our Board of Directors also strives to achieve an effective balance and range of experience and expertise, including operational experience and financial expertise. In considering candidates for the Board, our Board of Directors will evaluate the entirety of each candidate’s credentials. There are no specific minimum qualifications that must be met by a Board-recommended nominee.

Our Board will consider director nominees from any reasonable source, including stockholder recommendations tendered in accordance with our By-laws. Our Board also has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used by the Board to date and, accordingly, no fees have been paid to consultants or search firms. Stockholders who wish to nominate an individual for election as a director at an annual meeting of the stockholders must comply with the provisions in our By-laws regarding stockholder nominations. See “Stockholder Proposals” below for more information concerning nomination procedures.

Attendance at Meetings

During 2003, our Board of Directors held four meetings. Each director attended at least 75% of the meetings of our Board of Directors during his or her term of office.

Directors’ Fees

Our non-employee directors receive an annual fee of $10,000 and an attendance fee of $750 for each Board meeting attended and $650 for each committee meeting attended. The chairman of each committee receives an additional $5,000 for chairing a committee. In addition, all directors may be reimbursed for expenses incurred in connection with attendance at Board and committee meetings. Each non-employee director may also receive an annual grant of options, at the discretion of the Compensation Committee of our Board of Directors, under our 1997 and 2002 Incentive Compensation Plans. In 2003, our non-employee directors received options to purchase 1,500 shares of our common stock. These options vest over a 60-month period. Two of those non-employee directors also received options to purchase 750 shares of our common stock for their role as non-employee directors of the Bank. Other than with respect to reimbursement of expenses, directors who are our employees or officers do not receive additional compensation for their services as a director.

Code of Ethics

The Company has adopted a Code of Conduct that applies to all employees including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company believes that this code of conduct includes written standards that satisfy the definition of a code of ethics as set forth in Item 406 of SEC Regulation S-K. The Company will furnish a copy of the Code of Conduct to any person without charge, upon written request. Requests should be made in writing to Taylor Capital Group, Inc., Attention: Heidi Hookstadt, Senior Vice President, Marketing, 9550 West Higgins Road, Rosemont, Illinois 60018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 1, 2004 by (1) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (2) each of our directors, (3) each of our Named Officers (as defined below), and (4) all of our directors and executive officers as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission (referred to in this proxy statement as the SEC) by such persons or upon information otherwise provided by such persons to us.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as well as any shares that such person has the right to acquire on or before May 31, 2004 (60 days after April 1, 2004), through the exercise of options or other rights. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below have sole investment and voting power with respect to the shares described below.

The applicable percentage ownership for each person listed below is based upon 9,497,789 shares of common stock outstanding as of April 1, 2004. Shares of common stock subject to options currently exercisable or exercisable on or before May 31, 2004 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the address for each holder of five percent or more of our common stock listed below is: c/o Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018.

Names of Beneficial Owners	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned (%)	Number of Options Included in Number of Shares Beneficially Owned
Jeffrey W. Taylor	5,231,133	(1)	55.1%	4,000
Bruce W. Taylor	5,230,023	(2)	55.0%	4,000
Cindy Taylor Bleil	5,229,083	(3)	55.0%	3,000
Ronald D. Emanuel	183,191	(4)	1.9%	7,500
Edward T. McGowan	84,054	(5)	*	7,500
J. Christopher Alstrin	64,086		*	47,700
Richard W. Tinberg	27,500		*	4,500
Melvin E. Pearl	12,500		*	4,500
Adelyn Leander	9,400	(6)	*	4,500
Mark L. Yeager	7,500		*	4,500
Shepherd Pryor	1,827		*	—
Ronald L. Bliwas	—		—	—
All directors and executive officers as a group (12 persons)	5,707,691		59.5%	91,700
Five percent stockholders:
Wellington Management Company, LLP 75 State Street Boston, MA 02109	847,870	(7)	8.9%	—
Westport Asset Management, Inc. 253 Riverside Avenue Westport, CT 06880	511,000	(8)	5.4%	—

*	Less than one percent
(1)	Includes 5,186,303 shares held by a Voting Trust dated November 30, 1998 of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Bleil each serve as trustees, 39,780 shares held in the Jeff W. Taylor Gift Trust dated June 10, 1982, 375 shares held by Susan Taylor as custodian for Adam Taylor UTMA, 375 shares held by Susan Taylor as custodian for Brian Taylor UTMA and 300 shares held by Susan Taylor as custodian for Lisa Taylor UTMA.
(2)	Includes 5,186,303 shares held by a Voting Trust dated November 30, 1998 of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Bleil each serve as trustees and 39,720 shares held in the Bruce W. Taylor Gift Trust dated June 10, 1982.
(3)	Includes 5,186,303 shares held by a Voting Trust dated November 30, 1998 of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Bleil each serve as trustees, and 39,780 shares held in the Cindy L. Taylor Gift Trust dated June 10, 1982.
(4)	Includes 172,691 shares owned by the Emanuel Family Partnership.

(5)	Includes 10,000 shares owned by the Edward T. McGowan Trust.
(6)	Includes 3,500 shares held by Ms. Leander’s spouse.
(7)	The number of shares of common stock shown as beneficially owned was derived from a Schedule 13G/A, dated February 12, 2004, and filed with the SEC by Wellington Management Company, LLP. According to the Schedule 13G/A, Wellington Management Company, LLP, in its capacity as an investment adviser, may be deemed to beneficially own 847,870 shares of common stock that are held by its clients. The Schedule 13G/A further provides that Wellington Management Company, LLP has shared voting power over 423,707 shares of common stock and shared dispositive power over 847,870 shares of common stock.
(8)	The number of shares of common stock shown as beneficially owned was derived from a Schedule 13G/A, dated February 12, 2004, and filed with the SEC by Westport Asset Management, Inc. According to the Schedule 13G/A, Westport Asset Management, Inc. has sole voting and dispositive power over 491,000 shares of common stock and shared voting and dispositive power over 20,000 shares of common stock.

COMPENSATION

Executive Compensation

The following table sets forth annual and long-term compensation for the fiscal years ended December 31, 2003, 2002 and 2001 for services in all capacities to our company of (i) our Chief Executive Officer, and (ii) each of the two other executive officers of our company (collectively, the “Named Officers”).

Summary Compensation Table

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options(#)		LTIP Payouts ($)(1)	All Other Compensation ($)
Jeffrey W. Taylor, Chairman of the Board and Chief Executive Officer	2003 2002 2001	505,000 500,200 480,910	97,628 182,780 149,133	20,000 — —		88,287 105,748 87,564	131,521(4) 160,579(5) 145,370(6)

Bruce W. Taylor, President and Interim Chief Financial Officer	2003 2002 2001	500,000 495,175 475,853	96,593 180,944 147,565	20,000 — —		88,287 105,748 87,564	125,816(7) 98,890(8) 125,906(9)

J. Christopher Alstrin, Chief Financial Officer(2)	2003 2002 2001	272,500 262,325 251,850	35,000 159,394 70,912	8,250 9,000 11,250	(3)	51,855 62,172 51,780	41,315(10) 215,380(11) 93,269(12)

(1)	Reflects the long-term bonus paid during the year identified, which is equal to 30% of the cumulative balance remaining in the employee’s LTIP account as of the last day of that year. Payment occurs in the first quarter of the following year. Employees must accumulate funds for at least 3 years prior to becoming eligible for a payout.
(2)	Mr. Alstrin resigned as an officer and director of our company effective as of March 16, 2004.
(3)	Adjusted to reflect the three-for-two split of our common stock that was effected as a dividend to stockholders of record as of October 2, 2002.
(4)	Represents $4,200 in 401(k) contributions, $5,611 in profit sharing contributions, $3,535 employee stock ownership plan (“ESOP”) stock value, $49,089 in non-qualified deferred compensation (“NQDC”) contributions $9,284 in supplemental executive retirement plan (“SERP”) contributions, $9,750 in fringe benefits, and $50,052 in imputed income relating to, and premiums paid on, split dollar life insurance policies for 2003. Mr. Taylor purchased these policies from the Company in December 2003.
(5)	Represents $6,417 in 401(k) contributions, $5,906 in profit sharing contributions, $2,000 ESOP stock value, $43,210 in NQDC contributions, $47,529 in SERP contributions, $9,133 in fringe benefits, and $46,385 in premiums paid by our company for split-dollar life insurance for Mr. Taylor prior to July 30, 2002.

(6)	Represents $5,950 in 401(k) contributions, $4,643 in profit sharing contributions, $3,051 ESOP stock value, $55,336 in NQDC contributions, $24,455 in SERP contributions, $8,014 in fringe benefits, and $43,921 in premiums paid by our company for split-dollar life insurance for Mr. Taylor.
(7)	Represents $7,000 in 401(k) contributions, $5,611 in profit sharing contributions, $3,535 ESOP stock value, $47,902 in NQDC contributions, $3,265 in SERP contributions, $8,563 in fringe benefits, and $49,940 in imputed income relating to, and premiums paid on, split dollar life insurance policies for 2003. Mr. Taylor purchased these policies from the Company in December 2003.
(8)	Represents $6,417 in 401(k) contributions, $5,906 in profit sharing contributions, $2,000 ESOP stock value, $42,085 in NQDC contributions, $16,714 in SERP contributions, $18,231 in fringe benefits, and $7,537 in premiums paid by our company for split-dollar life insurance for Mr. Taylor prior to July 30, 2002.
(9)	Represents $5,950 in 401(k) contributions, $4,643 in profit sharing contributions, $3,051 ESOP stock value, $54,686 in NQDC contributions, $8,600 in SERP contributions, $11,460 in fringe benefits and $37,516 in premiums paid by our company for split-dollar life insurance for Mr. Taylor.
(10)	Represents $6,582 in 401(k) contributions, $5,611 in profit sharing contributions, $3,535 ESOP stock value, $12,888 in SERP contributions, $8,772 in fringe benefits and $3,926 in imputed income relating to, and premiums paid on, split dollar life insurance policies for 2003. We have terminated these policies.
(11)	Represents $5,554 in 401(k) contributions, $5,906 in profit sharing contributions; $2,000 ESOP stock value, $21,323 in NQDC contributions, $165,982 in SERP contributions, $11,528 in fringe benefits and $3,086 in premiums paid by our company for split-dollar life insurance for Mr. Alstrin prior to July 30, 2002.
(12)	Represents $5,564 in 401(k) contributions, $4,643 in profit sharing contributions, $3,051 ESOP stock value, $22,122 in NQDC contributions, $33,950 in SERP contributions, $21,392 in fringe benefits and $2,547 in premiums paid by our company for split-dollar life insurance for Mr. Alstrin.

Option Grants and Exercises

The following table sets forth certain information concerning option grants to the Named Officers during 2003. We have never granted any stock appreciation rights.

Option Grants in 2003

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted(2)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Jeffrey W. Taylor	20,000	8.0%	20.00	3/19/13	251,558	637,497
Bruce W. Taylor	20,000	8.0%	20.00	3/19/13	251,558	637,497
J. Christopher Alstrin	8,250	3.3%	20.00	3/19/13	103,768	262,968

(1)	Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise, and is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates, compounded annually, for the term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future increases in the price of our common stock. Actual gains will be dependent on the future performance of our common stock and the option holder’s continued employment throughout the vesting period. The amounts reflected in the table may not be achieved.

(2)	These non-qualified options vest over a five year period at 20% per year. Vesting will accelerate to 100% upon the Named Officer’s death, disability or retirement or upon a change of control of our company.

There were no option exercises by our Named Officers in 2003. Shown below is information with respect to outstanding options held by our Named Officers as of December 31, 2003. All options reflected in the chart below were granted under our 1997 and 2002 Incentive Compensation Plans.

Aggregated 2003 Year-End Option Values

	Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised In-The-Money Options at 12/31/03(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey W. Taylor	—	20,000	—	112,600
Bruce W. Taylor	—	20,000	—	112,600
J. Christopher Alstrin	38,190	27,960	303,538	150,549

(1)	Based on the closing price of $25.63 per share of our common stock on December 31, 2003, as reported by the NASDAQ National Market.

Set forth below is information regarding compensation plans under which equity securities of our company are authorized for issuance as of December 31, 2003. Security holders previously approved all equity compensation plans of our company in existence at December 31, 2003.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	850,449	$19.44	77,286	(1)
Equity compensation plans not approved by security holders	—	—	—

(1)	Under the terms of our 2002 Incentive Compensation Plan, the number of shares reserved for issuance under this plan increases as of each January 1 by a number of shares equal to 3.0% of the aggregate number of shares outstanding as of December 31 of the immediately preceding calendar year, minus the number of shares remaining available for awards at that time. Accordingly, as of January 1, 2004, the number of shares of our common stock remaining available for future issuance under this plan increased to 284,602 shares.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or in the past served, on the Compensation Committee or board of directors of any other company the executive officers of which serve on our Compensation Committee or Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and certain beneficial holders of our common stock to file reports about their beneficial ownership of our common stock. Specific due dates for these reports have been established and we are required to disclose in this proxy statement any filings made after these due dates during 2003. All of these filing requirements were timely satisfied, except for (i) filings made on March 19, 2004 on behalf of the members of our Board of Directors, with the exception of Mr. Pryor, in connection with a grant of options to purchase our common stock on March 19, 2003, and (ii) a filing made on behalf of Adelyn Leander on February 12, 2003 in connection with her purchase of 7,500 shares of our common stock on February 6, 2003.

Compensation Committee Report on Executive Compensation

Our Compensation Committee consists of Mr. Pearl, Mr. Tinberg and Ms. Leander, none of whom is an employee of the Company or the Bank. The Compensation Committee’s primary responsibilities include (1) reviewing and making recommendations to our Board of Directors on executive officers’ and key employees’ salaries and bonuses and (2) overseeing the administration of our employee benefit plans.

Compensation Policies Toward Named Officers

Our executive compensation policies are intended to support the alignment of the Company’s business strategy with enhanced shareholder value. The objectives of our compensation policies and programs are designed to:

➢	Increase shareholder value through stock price growth,

➢	Encourage executive officer and employee actions focused on long-term success,

➢	Provide motivation to attain the Company mission, and

➢	Attract, retain, and reward high performing executive officers and employees who contribute to the Company’s success.

The objectives are achieved through a pay-for-performance total compensation approach, inclusive of base salary, annual incentives, long-term incentives, and equity compensation. Target compensation levels are established through an annual review of national, regional, and local peer banks and holding companies, which provide information for the Compensation Committee when evaluating and determining compensation programs and executive pay.

Our Board of Directors and Compensation Committee also believe that longer-term incentives are appropriate to motivate and retain key personnel and that stock ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. For example, we require that bank officers at or above the level of executive vice president own at least the lower of 35,000 shares of our common stock or a number of shares of our common stock having a value of 2.5 times their base salary. Our Compensation Committee intends to continue to consider annual grants of stock options and restricted stock to our executive officers and other eligible persons under our Incentive Compensation Plan.

The following describes in more specific terms the elements of compensation in 2003:

Base Salary. In establishing the appropriate level of base compensation for each of Jeffrey Taylor and Bruce Taylor, the Committee looked at data representing the averages for the top two executive positions at comparable companies given the preference for maintaining similar compensation packages for these individuals. The Compensation Committee also focused on achieving the desired level of total compensation for these individuals primarily through financial performance-based compensation. The Compensation Committee increased the annual incentive target for Jeffrey Taylor and Bruce Taylor by 5% for 2003 as compared to 2002, and granted each of them options to purchase 20,000 shares of our common stock. The Compensation Committee did not increase the base salary for Jeffrey Taylor and Bruce Taylor.

2002 Incentive Bonus Plan. We maintain our 2002 Incentive Bonus Plan, which was approved by our Board of Directors on June 20, 2002, and, by our stockholders on June 27, 2002. Under this plan, designated officers are eligible to receive cash bonuses based on the attainment of certain financial objectives. The plan is comprised of two components:

Annual Incentive Bonus. Annual incentive bonuses are primarily based upon the achievement of measurable performance goals established at the beginning of the fiscal year. For 2003, each of Jeffrey Taylor and Bruce Taylor was eligible to earn a bonus of up to 100% of base salary based upon the achievement of performance goals including Bank net income, revenue per full-time equivalency employee, and cost per core business relationship. In 2003, Jeffrey Taylor and Bruce Taylor earned bonuses of $97,628 (19.33% of base salary) and $96,593 (19.33% of base salary), respectively. For 2003, J. Christopher Alstrin was eligible to earn a bonus of up to 70% of base salary based upon the above measures, his divisions’ performance and his individual achievements. In 2003, Mr. Alstrin earned a bonus of $35,000 (12.84% of base salary).

Long Term Incentive Plan. Under the Long Term Incentive Plan (“LTIP”), participants receive a contribution into an account balance reflective of their pro rata share of the total account balance, based upon the achievement of performance goals. The Compensation Committee approves these goals, and each participant’s pro rata share of the total number of units assigned to the plan, in writing not later than 90 days after the beginning of each performance period. Upon achievement of these goals, the Compensation Committee will authorize us to contribute money into the LTIP pool based upon a specified formula, and the total amount is divided among plan participants according to their pro rata share of units. At the close of a given year, each participant is entitled to 30% of his cumulative account balance, which is to be paid out during the first quarter of the following year.

2002 Incentive Compensation Plan. We maintain our 2002 Incentive Compensation Plan, which was approved by our Board of Directors on June 20, 2002, and, by our stockholders on June 27, 2002. Under this plan, directors, officers and employees selected by our Board of Directors are eligible to receive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, stock awards and performance awards. Options granted under the plan may be incentive stock options or nonqualified stock options. Stock appreciation rights may be granted at any time either in tandem with an option or on a freestanding basis. Subject to the provisions of the plan, the Compensation Committee will determine the type of award, when and to whom awards will be granted, the number of shares or amount of cash covered by each award and the terms and kinds of consideration payable with respect to awards.

Stock options provide executives with the opportunity to buy an equity interest in our company and to share in the appreciation of the value of our common stock. Stock options are granted at the fair market value price of our common stock on the date of grant, are subject to vesting over time and only have future value for our executive officers if the stock price appreciates from the date of grant. All options have terms of ten years from the date of grant. Factors influencing stock option grants to our executive officers include performance of our company, relative levels of responsibility, contributions to the businesses of our company and competitiveness with other growth oriented companies. Our Compensation Committee has the authority to grant stock options to our executive officers and other management employees. In 2003, Jeffrey Taylor and Bruce Taylor were each granted options to purchase 20,000 shares, and J. Christopher Alstrin was granted options to purchase 8,250 shares of our common stock.

Other Compensation Plans. We maintain a profit sharing plan (the “401(k) Plan”) which is intended to satisfy the tax qualification requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). All employees, including Jeffrey Taylor, Bruce Taylor, and J. Christopher Alstrin, are eligible to participate in the 401(k) Plan and are permitted to contribute up to the maximum percentage allowable not to exceed the limits of the Code. We will make a matching contribution to the 401(k) Plan equal to 100% of each participant’s first 1% of compensation deferred and 50% of a participant’s deferrals above 1% of compensation, up to a maximum of 6% of the participant’s salary. We have the discretion to change or cease these matching contributions under the plan.

We also maintain a defined contribution plan covering employees who have completed 30 days of continuous service during a year in which they complete 1,000 hours of service by year-end, as defined in the plan, and are at least 18 years old, and covering other employees meeting eligibility requirements. In our sole discretion, we may make contributions to the plan in the form of cash or stock. Employer discretionary contributions, and ESOP stock and cash accounts plus earnings, are subject to vesting requirements.

In addition, we maintain the Taylor Capital Group Non-Qualified Deferred Compensation Plan for our senior managers, including Jeffrey Taylor, Bruce Taylor, and J. Christopher Alstrin. Senior managers may elect to defer their own salary and incentive earnings, and the Compensation Committee, in its sole discretion, may provide cash contributions into the Plan through non-qualified deferred compensation (“NQDC”) and the supplemental executive retirement plan (“SERP”). The Compensation Committee also has the authority to make discretionary contributions into the Plan. NQDC and SERP contributions are determined based upon different formulae and have different vesting schedules. All contributions under this Plan are maintained in a rabbi trust. In 2003, the following amounts were contributed to this Plan on behalf of our officers: Jeffrey W. Taylor—$58,373 ($49,089 through NQDC, $9,284 through SERP); Bruce W. Taylor—$51,167 ($47,902 through NQDC, $3,265 through SERP); and J. Christopher Alstrin—$12,888 through SERP.

Benefits. Benefits offered to Jeffrey Taylor, Bruce Taylor, and J. Christopher Alstrin are largely those that are offered to our general employee population, such as group health and life insurance coverage and participation in the qualified retirement plans. Benefits are not tied directly to corporate performance. During 2003, we maintained split dollar life insurance arrangements in the following amounts: Jeffrey Taylor $3,500,000; Bruce Taylor $3,500,000; and J. Christopher Alstrin $350,000. In light of the limitations on executive loan transactions imposed under the Sarbanes-Oxley Act of 2002, we have terminated the policies for J. Christopher Alstrin, and Jeffrey Taylor and Bruce Taylor have purchased their policies from the Company. Premiums paid by the Company have been refunded to the Company.

Internal Revenue Code Limits on Deductibility of Compensation. Federal income tax law prohibits publicly traded corporations from deducting certain compensation paid to executives that exceeds $1 million during the tax year. However, if compensation is based on the achievement of performance goals that we, as the Compensation Committee, set pursuant to plans approved by our stockholders, the compensation is not included in the computation of the limit. Although we may award non-deductible compensation in circumstances where we deem it appropriate, we generally intend for all compensation paid to our executive officers to be tax deductible to Taylor Capital Group pursuant to the Internal Revenue Code.

Submitted by the Members of the Compensation Committee:

Melvin E. Pearl

Richard W. Tinberg

Adelyn Leander

The above report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Performance Graph

The graph below compares our cumulative stockholder return on our common stock from October 16, 2002 through December 31, 2003, with the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the NASDAQ Stock Market Bank Index. The source, CRSP, is the Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2004.

Since October 16, 2002, our common stock has been principally traded on the NASDAQ National Market under the symbol “TAYC.”

	Period Ending
Index	10/16/02	12/31/02	03/31/03	06/30/03	09/30/03	12/31/03
Taylor Capital Group, Inc.	100.00	110.11	120.30	124.15	137.78	153.34
NASDAQ—Total US	100.00	108.27	108.90	131.88	145.36	163.22
NASDAQ Bank Index	100.00	100.98	97.48	110.84	116.48	129.91

This graph is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

AUDIT MATTERS

We engaged the firm of KPMG LLP as our independent public accountants for 2004. It is expected that a representative from this firm will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders, if the need arises, or make a statement if the representative desires to do so.

The aggregate fees incurred by us for KPMG professional services for the years ended December 31, 2003 and 2002 were as follows:

	For the Year Ended December 31,
	2003	2002
Audit	$246,700	$215,460
Audit Related	42,435	275,940
Tax Fees	—	—
All Other	32,578	—

Total Fees	$321,713	$491,400

Audit Fees

Audit fees include fees for professional services rendered for the annual audit and for the review of Quarterly Reports on Form 10-Q for the years indicated.

Audit Related Fees

Audit related fees include fees for required regulatory reports and fees for work performed in connection with the audits of our employee benefit plans. In addition, fees incurred during 2002 include work performed in connection with our October 15, 2002 combined initial public offering of common stock and trust preferred securities.

All Other Fees

All other fees in 2003 represent fees for professional services rendered in connection with developing our information security program charter. The Audit and Examining Committee has considered these other services and KPMG’s representations, and believes that the provision of these services by KPMG is compatible with maintaining KPMG’s independence.

Audit and Examining Committee Report

The Audit and Examining Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of Taylor Capital Group’s financial reports, financial reporting processes and internal control system, the performance and independence of Taylor Capital Group’s auditors and related matters. The committee operates under a written charter adopted by the Board of Directors. The Board of Directors, in its business judgment, has determined that all members of the audit committee are “independent” as defined by the National Association of Securities Dealers’ listing standards for the Nasdaq National Market and Section 301 of the Sarbanes-Oxley Act of 2002.

Management is responsible for Taylor Capital Group’s financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Taylor Capital Group’s independent auditors, KPMG LLP, are responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. Our responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, we have not conducted auditing or accounting reviews or procedures, and we have relied on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on Taylor Capital Group’s consolidated financial statements.

The Audit and Examining Committee meets periodically with Taylor Capital Group’s management, internal auditors and its independent auditors, KPMG LLP, to discuss Taylor Capital Group’s financial reports, financial reporting processes and internal control system and other related items. We also have reviewed Taylor Capital Group’s 2003 audited consolidated financial statements and discussed these consolidated financial statements with management, Taylor Capital Group’s internal auditors and KPMG LLP. Our discussions with each of the internal auditors and KPMG LLP included sessions at which management was not present, and throughout the year, the internal auditors and KPMG LLP have had unrestricted access to the Audit and Examining Committee. We discussed with KPMG LLP the results of its audit of Taylor Capital Group’s consolidated financial statements and its evaluation of Taylor Capital Group’s internal controls. We also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, and KPMG LLP provided us with the written disclosures and the letter required by the Independent Standards Board Standard No. 1. We discussed with KPMG LLP these materials and the firm’s independence from Taylor Capital Group.

Based on our discussions with, and review of reports from, management, internal auditors and KPMG LLP and our reliance on the representation of management that Taylor Capital Group’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Examining Committee recommended to the Board of Directors that Taylor Capital Group’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit and Examining Committee:

Richard W. Tinberg

Ronald D. Emanuel

Shepherd G. Pryor IV

The above report of the Audit and Examining Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

Management Loans and Transactions

Under Section 402 of the Sarbanes-Oxley Act, it is unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are:

•	made available by the issuer in the ordinary course of the issuer’s consumer credit business;

•	of a type generally made available by such issuer to the public; and

•	made by the issuer on market terms, or terms that are no more favorable that those offered by the issuer to the general public.

Section 402 also does not apply to loans by an insured depository institution if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act and the Federal Reserve’s Regulation O.

Certain of our directors and officers, members of their immediate families, and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments in certificates of deposit. Our management believes that all such loans and investments have been, and will continue to be, made in the ordinary course of business of the Bank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features. Therefore, our management further believes that all of these transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act. As of December 31, 2003, the aggregate outstanding amount of all loans which individually exceed $60,000 to our officers and directors, members of their immediate families and the firms and corporations in which they have at least a 10% beneficial interest was approximately $4.0 million. In the past, the Board of Directors of the Bank was required to approve all loans to our executive officers and directors. In connection with our initial public offering, we revised our policy to require that any loans to our executive officers and directors, in addition to complying with Section 402 of the Sarbanes-Oxley Act, are subject to the approval of our Audit and Examining Committee, which is comprised solely of independent directors.

Insurance Provider

One of our company’s insurance brokers is Dann Brothers, Inc., which provides property and casualty insurance brokerage services. Each of Russell Dann and Scott Dann, brothers-in-law of Jeffrey W. Taylor, beneficially owns approximately 25% of the capital stock of Dann Brothers, Inc. In 2003, our company paid approximately $2.7 million with respect to various insurance policies for which Dann Brothers, Inc. acted as a broker.

Legal Counsel

Two of our company’s primary legal counsel are Katten Muchin Zavis Rosenman and McDermott, Will & Emery. Melvin E. Pearl, a director of our company, is a partner with the law firm of Katten Muchin Zavis Rosenman and Mark L. Yeager, a director of our company, is a partner with the law firm of McDermott, Will & Emery.

STOCKHOLDER PROPOSALS

All stockholder proposals intended to be presented at the 2005 Annual Meeting of Stockholders must be received by us no earlier than December 8, 2004 and no later than January 7, 2005 and must otherwise comply with the rules of the SEC and with our By-laws for inclusion in our proxy statement and form of proxy relating to the meeting. Our form of proxy for the 2005 Annual Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals; and, the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals that are not included in our proxy statement and form of proxy.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders or other interested parties may communicate with our Board of Directors by sending a letter to Taylor Capital Group, Inc. Board of Directors, c/o The Office of the Secretary, Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018. The Office of the Secretary will receive the correspondence and forward it to the Director or Directors to whom the communication is addressed. From time to time, the Board of Directors may change the process by means of which stockholders may communicate with the Board or it members.

OTHER MATTERS

We know of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2003, including our Annual Report on Form 10-K for the same year (excluding exhibits but including a list briefly describing all of the exhibits not contained therein), accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to our Annual Report on Form 10-K for the same year by writing to Taylor Capital Group, Inc., Attention: Heidi Hookstadt, Senior Vice President, Marketing, 9550 West Higgins Road, Rosemont, Illinois 60018. We reserve the right to require payment of a reasonable fee in exchange for furnishing any exhibit, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

[FRONT SIDE OF PROXY CARD—COMMON]

PROXY	TAYLOR CAPITAL GROUP, INC.	PROXY
ROSEMONT, ILLINOIS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of the common stock of Taylor Capital Group, Inc. (the “Corporation”) acknowledges receipt of the proxy statement and Notice of Annual Meeting of Stockholders, dated May 5, 2004, hereby constitutes and appoints Jeffrey W. Taylor and Bruce W. Taylor, and each of them acting singly in the absence of the other, as Proxies and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Corporation held of record by the undersigned on April 28, 2004, at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Thursday, June 17, 2004, or at any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all of the director nominees listed in Proposal One, and, if other business is presented at the meeting, in accordance with the best judgment of the Proxies on those matters.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD—COMMON]

ELECTION OF THREE (3) DIRECTORS FOR A THREE-YEAR TERM.

CLASS II (to serve until the 2007 annual meeting of stockholders)

The Board of Directors Unanimously Recommends a Vote FOR the Following Nominees.

	For	Withhold
01 – Edward T. McGowan	☐	☐
02 – Shepherd G. Pryor, IV	☐	☐
03 – Mark L. Yeager	☐	☐

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the Proxies will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Dated:                                                              , 2004

Signature(s)

Please sign exactly as your name appears on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

[FRONT SIDE OF PROXY CARD—PREFERRED]

PROXY	TAYLOR CAPITAL GROUP, INC.	PROXY
ROSEMONT, ILLINOIS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of the 9.0% Noncumulative Perpetual Preferred Stock, Series A, of Taylor Capital Group, Inc. (the “Corporation”) acknowledges receipt of the proxy statement and Notice of Annual Meeting of Stockholders, dated May 5, 2004, hereby constitutes and appoints Jeffrey W. Taylor and Bruce W. Taylor, and each of them acting singly in the absence of the other, as Proxies and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of 9.0% Noncumulative Perpetual Preferred Stock, Series A, of the Corporation held of record by the undersigned on April 28, 2004, at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Thursday, June 17, 2004, or at any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the Preferred Director nominee listed in Proposal One.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

[BACK SIDE OF PROXY CARD—PREFERRED]

ELECTION OF ONE (1) DIRECTOR FOR A ONE-YEAR TERM.

(to serve until the 2005 annual meeting of stockholders)

The Board of Directors Unanimously Recommends a Vote FOR the Following Nominee.

	For	Withhold
01 – Adelyn Leander	☐	☐

If at the time of the Annual Meeting, any nominee is unable or declines to serve, the Proxies will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

In their discretion, the Proxies are authorized to vote upon any adjournments or postponements of the meeting.

Dated:                                                              , 2004

Signature(s)

Please sign exactly as your name appears on this form. When shares are held in more than one name, each joint owner should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.